UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SXI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

SECTION 5

ITEM 5.07 a and b	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 22, 2019. The number of common shares represented at the Annual Meeting of Stockholders was 11,360,254.156806. The stockholders voted on the following proposals:

Proposal I - Election of Directors to three-year terms ending on the date of the Annual Meeting of Stockholders in 2022:

Nominee	For	Against	Withheld	Non-Vote

Thomas E. Chorman	10,619,730	282,054	25,207	433,262
Thomas J. Hansen	10,833,439	67,986	25,566	433,262

Proposal II - Advisory vote on the total compensation paid to the named executive officers of the Company:

For	10,505,745
Against	385,767
Abstain	35,480
Non-Vote	433,262

Proposal III– Ratification of appointment of Grant Thornton LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2020:

For	11,320,495
Against	12,699
Abstain	27,058

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Ademir Sarcevic
Ademir Sarcevic Chief Financial Officer

Date: October 23, 2019

Signing on behalf of the registrant and as principal financial officer